UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2021

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue	New York	New York	10017-5592
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PM	New York Stock Exchange
2.900% Notes due 2021	PM21A	New York Stock Exchange
2.625% Notes due 2022	PM22A	New York Stock Exchange
2.375% Notes due 2022	PM22B	New York Stock Exchange
2.500% Notes due 2022	PM22	New York Stock Exchange
2.500% Notes due 2022	PM22C	New York Stock Exchange
2.625% Notes due 2023	PM23	New York Stock Exchange
2.125% Notes due 2023	PM23B	New York Stock Exchange
3.600% Notes due 2023	PM23A	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
2.875% Notes due 2024	PM24	New York Stock Exchange
2.875% Notes due 2024	PM24C	New York Stock Exchange
0.625% Notes due 2024	PM24B	New York Stock Exchange
3.250% Notes due 2024	PM24A	New York Stock Exchange
2.750% Notes due 2025	PM25	New York Stock Exchange
3.375% Notes due 2025	PM25A	New York Stock Exchange
2.750% Notes due 2026	PM26A	New York Stock Exchange
2.875% Notes due 2026	PM26	New York Stock Exchange
0.125% Notes due 2026	PM26B	New York Stock Exchange
3.125% Notes due 2027	PM27	New York Stock Exchange
3.125% Notes due 2028	PM28	New York Stock Exchange
2.875% Notes due 2029	PM29	New York Stock Exchange
3.375% Notes due 2029	PM29A	New York Stock Exchange
0.800% Notes due 2031	PM31	New York Stock Exchange
3.125% Notes due 2033	PM33	New York Stock Exchange
2.000% Notes due 2036	PM36	New York Stock Exchange
1.875% Notes due 2037	PM37A	New York Stock Exchange
6.375% Notes due 2038	PM38	New York Stock Exchange
1.450% Notes due 2039	PM39	New York Stock Exchange
4.375% Notes due 2041	PM41	New York Stock Exchange
4.500% Notes due 2042	PM42	New York Stock Exchange
3.875% Notes due 2042	PM42A	New York Stock Exchange
4.125% Notes due 2043	PM43	New York Stock Exchange
4.875% Notes due 2043	PM43A	New York Stock Exchange
4.250% Notes due 2044	PM44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 31, 2021, after over thirty years of service in various roles with Philip Morris International Inc. (the “Company”) and its former parent, Martin King, who is currently serving as CEO, PMI America, will retire from the Company. Mr. King’s separation arrangements are detailed in his Employment Agreement, effective June 1, 2020, which Employment Agreement was filed by the Company as Exhibit 10.2 to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and is incorporated herein by reference hereto.

Deepak Mishra, who currently serves as the Company’s Chief Strategy Officer, will become the Company’s President, Americas Region, reporting to the Chief Executive Officer, effective July 1, 2021. Mr. Mishra will have responsibility for the Company’s operations in the United States, Latin America and Canada.

Effective August 1, 2021, Andreas Kurali, who currently serves as the Company’s Vice President and Controller, will assume the position as Deputy CFO, Finance Transformation.

On August 1, 2021, Reginaldo Dobrowolski, age 46, will become the Company’s Vice President and Controller, and will report to the Chief Financial Officer. Currently, Mr. Dobrowolski serves as the Company’s Vice President Corporate Financial Planning, Data & Reporting and has served in that role since May 2019. From October 2014 to April 2019, Mr. Dobrowolski served as the Company’s Director, Corporate Financial Planning & Reporting, and from December 2011 to September 2014, he served as the Company’s Controller for the Company’s EEMA Region.

Mr. Dobrowolski will receive an annual base salary of CHF 450,008 or approximately $503,0001 and will be promoted to salary grade 19. He will be eligible for an annual incentive cash award with a target of 70% of his annual base salary and an equity award with a target of 70% of his annual base salary. The terms of the annual equity awards are consistent with the Company’s executive compensation program. Mr. Dobrowolski will be eligible to participate in the Company’s benefit plans, all in accordance with the Company’s customary terms and policies, and consistent with those for other senior executives.

There are no material arrangements or understandings between Mr. Dobrowolski and any other person pursuant to which he was appointed as an officer of the Company. Mr. Dobrowolski does not have any family relationship with any director or officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Dobrowolski’s spouse is employed by the Company as its Global Head Corporate Finance & Treasury Planning.2 Her total compensation in 2020 amounted to approximately CHF 472,464 or approximately $528,0001, consistent with the Company’s compensation programs.

_____
1Using the average conversion rate on June 10, 2021 of CHF 1.00 = $1.1176.
2Mr. Dobrowolski’s spouse reports to the Vice President Treasury and Corporate Finance.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement with Martin G. King, effective June 1, 2020 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ DARLENE QUASHIE HENRY
Name:	Darlene Quashie Henry
Title:	Vice President, Associate General Counsel & Corporate Secretary
DATE: June 16, 2021